As filed with the Securities and Exchange Commission on January 10, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3330837
(State of Incorporation)	(I.R.S. Employer Identification No.)

3410 Central Expressway

Santa Clara, CA 95051

(Address of principal executive offices and zip code)

2005 Equity Incentive Plan

2005 Non-Employee Directors’ Stock Option Plan

(Full titles of the plans)

Ronald W. Barrett, Ph.D.

Chief Executive Officer

XenoPort, Inc.

3410 Central Expressway

Santa Clara, CA 95051

(408) 616-7200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.

COOLEY LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,105,629 shares	$8.93	$9,873,266.97	$1,146.29

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of the Registrant’s outstanding common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on January 4, 2011, for (i) shares reserved for future grant pursuant to the Registrant’s 2005 Equity Incentive Plan and (ii) shares reserved for future grant pursuant to the Registrant’s 2005 Non-Employee Directors’ Stock Option Plan.

Securities	Number of Shares		Offering Price Per Share	Aggregate Offering Price
Shares reserved for future grant under the 2005 Equity Incentive Plan	1,078,546	(3)	$8.93	$9,631,415.78
Shares reserved for future grant under the 2005 Non-Employee Directors’ Stock Option Plan	27,083		$8.93	$241,851.19
Proposed Maximum Offering Price				$9,873,266.97
Registration Fee				$1,146.29

(3)	The 1,078,546 shares reflect an increase to the 2005 Equity Incentive Plan of (i) 880,669 shares as a result of provisions in the 2005 Equity Incentive Plan that allow for the Board of Directors to annually increase the share reserve of Common Stock available for issuance under such plan and (ii) 197,877 shares returned to the 2005 Equity Incentive Plan reserve due to restricted stock units or performance stock units granted under the 2005 Equity Incentive Plan (a) where shares were partially withheld by the Registrant to cover taxes at the time of vesting of such restricted stock units or performance stock units and (b) that were forfeited as unvested at the time of the restricted stock unit or performance stock unit holder’s termination of continuous services to the Registrant, each as in accordance with the provisions of the 2005 Equity Incentive Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 1,078,546 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan and (ii) 27,083 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2005 Non-Employee Directors’ Stock Option Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on June 3, 2005 (File No. 333-125518), April 18, 2006 (File No. 333-133357), May 11, 2007 (File No. 333-142844), May 8, 2008 (File No. 333-150730), May 7, 2009 (File No. 333-159021) and May 12, 2010 (File No. 333-166760) are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.2(2)	Amended and Restated Bylaws of XenoPort, Inc.

4.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.4(4)	Specimen Common Stock Certificate.

4.5(5)	Form of Right Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

99.1.1(6)	XenoPort, Inc. 2005 Equity Incentive Plan.

99.1.2(7)	Form of Option Agreement under the 2005 Equity Incentive Plan.

99.1.3(8)	Form of Stock Unit Award Agreement under the 2005 Equity Incentive Plan.

99.2.1(9)	XenoPort, Inc. 2005 Non-Employee Directors’ Stock Option Plan.

99.2.2(10)	Form of Stock Option Agreement under the 2005 Non-Employee Directors’ Stock Option Plan.

(1)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s Form 10-Q for the quarterly period ended June 30, 2005 (No. 000-51329), as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to XenoPort, Inc.’s Form 10-Q for the quarterly period ended June 30, 2005 (No. 000-51329), as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s current report on Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.
(4)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s registration statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, and incorporated by reference herein.
(5)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s current report on Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.7 to XenoPort, Inc.’s registration statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, as amended, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.8 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, as amended, and incorporated by reference herein.
(8)	Previously filed as Exhibit 10.9 to XenoPort, Inc.’s Form 10-Q for the quarterly period ended June 30, 2008 (No. 000-51329), as filed with the Securities and Exchange Commission on August 7, 2008, and incorporated by reference herein.
(9)	Previously filed as Exhibit 10.9 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, as amended, and incorporated by reference herein.
(10)	Previously filed as Exhibit 10.10 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, as amended, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 10, 2011.

XENOPORT, INC.

By:	/S/ RONALD W. BARRETT
Ronald W. Barrett
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Barrett and William G. Harris, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RONALD W. BARRETT Ronald W. Barrett	Chief Executive Officer and Director (Principal Executive Officer)	January 10, 2011

/S/ WILLIAM G. HARRIS William G. Harris	Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	January 10, 2011

/S/ PAUL L. BERNS Paul L. Berns	Director	January 10, 2011

/S/ DENNIS M. FENTON Dennis M. Fenton	Director	January 10, 2011

/S/ JOHN G. FREUND John G. Freund	Director	January 10, 2011

/S/ CATHERINE J. FRIEDMAN Catherine J. Friedman	Director	January 10, 2011

/S/ JERYL L. HILLEMAN Jeryl L. Hilleman	Director	January 10, 2011

/S/ WILLIAM J. RIEFLIN William J. Rieflin	Director	January 10, 2011

/S/ WENDELL WIERENGA Wendell Wierenga	Director	January 10, 2011

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.2(2)	Amended and Restated Bylaws of XenoPort, Inc.

4.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.4(4)	Specimen Common Stock Certificate.

4.5(5)	Form of Right Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

99.1.1(6)	XenoPort, Inc. 2005 Equity Incentive Plan.

99.1.2(7)	Form of Option Agreement under the 2005 Equity Incentive Plan.

99.1.3(8)	Form of Stock Unit Award Agreement under the 2005 Equity Incentive Plan.

99.2.1(9)	XenoPort, Inc. 2005 Non-Employee Directors’ Stock Option Plan.

99.2.2(10)	Form of Stock Option Agreement under the 2005 Non-Employee Directors’ Stock Option Plan.

(1)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s Form 10-Q for the quarterly period ended June 30, 2005 (No. 000-51329), as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to XenoPort, Inc.’s Form 10-Q for the quarterly period ended June 30, 2005 (No. 000-51329), as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s current report on Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.
(4)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s registration statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, and incorporated by reference herein.
(5)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s current report on Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.7 to XenoPort, Inc.’s registration statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, as amended, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.8 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, as amended, and incorporated by reference herein.
(8)	Previously filed as Exhibit 10.9 to XenoPort, Inc.’s Form 10-Q for the quarterly period ended June 30, 2008 (No. 000-51329), as filed with the Securities and Exchange Commission on August 7, 2008, and incorporated by reference herein.
(9)	Previously filed as Exhibit 10.9 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, as amended, and incorporated by reference herein.
(10)	Previously filed as Exhibit 10.10 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, as amended, and incorporated by reference herein.